Filed Pursuant to Rule 424(b)(3)
Registration No. 333-164777

CLARION PARTNERS PROPERTY TRUST INC.

SUPPLEMENT NO. 5 DATED NOVEMBER 14, 2012
TO THE PROSPECTUS DATED APRIL 23, 2012

This document supplements, and should be read in conjunction with, our prospectus dated April 23, 2012, relating to our offering of up to $2,250,000,000 in shares of our common stock. Terms used in this Supplement No. 5 and not otherwise defined herein have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 5 is to disclose our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed with the SEC on November 14, 2012.

Quarterly Report for the Quarter Ended September 30, 2012

On November 14, 2012, we filed with the SEC our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, a copy of which is attached to this Supplement as Exhibit A (without exhibits).

Exhibit A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-Q

[Mark One]

☒       QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2012

OR

☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                   to

Commission File Number: 333-164777

Clarion Partners Property Trust Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1242815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, New York, New York 10169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 808-3600

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant:  (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Date File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post all such files). Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 14, 2012, Clarion Partners Property Trust Inc. had 24,850.12 shares of Class A common stock, $.01 par value, outstanding and 1,161,221.14 shares of Class W common stock, $.01 par value, outstanding.

Clarion Partners Property Trust Inc.

Form 10-Q

Quarter Ended September 30, 2012

Clarion Partners Property Trust Inc.

Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$200,000	$200,000
Prepaid expenses	—	67,500
Other assets	720,000	4,573
Total assets	$920,000	$272,073

LIABILITIES AND STOCKHOLDER’S EQUITY

Due to affiliates	$720,000	$424,615
Total liabilities	$720,000	$424,615

Stockholder’s equity:
Preferred stock, $0.01 par value per share (50,000,000 shares authorized, none issued)	$—	$—
Common stock, $0.01 par value per share (700,000,000 Class A shares authorized, 20,000 Class A shares issued and outstanding)	200	200
Common stock, $0.01 par value per share (300,000,000 Class W shares authorized, no Class W shares issued)	—	—
Additional paid-in capital	199,800	199,800
Accumulated deficit	—	(352,542)
Total stockholder’s equity	200,000	(152,542)

Total liabilities and stockholder’s equity	$920,000	$272,073

See Notes to Consolidated Financial Statements.

Clarion Partners Property Trust Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011

Expenses:
General and administrative	—	$122,692	$(352,542)	$199,978

Net (loss) income	—	$(122,692)	$352,542	$(199,978)

Weighted average number of common shares outstanding:
Basic and diluted	20,000	20,000	20,000	20,000

Net (loss) income per common share:
Basic and diluted	—	$(6.13)	$17.63	$(10.00)

See Notes to Consolidated Financial Statements.

Clarion Partners Property Trust Inc.

Consolidated Statement of Stockholder’s Equity

(Unaudited)

					Additional		Total
	Common Stock Class A		Common Stock Class W		Paid-in	Accumulated	Stockholder’s
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity

Balance at December 31, 2011	20,000	$200	—	—	$199,800	$(352,542)	$(152,542)
Issuance of common stock	—	—	—	—	—	—	—
Net income	—	—	—	—	—	352,542	352,542

Balance at September 30, 2012	20,000	$200	—	—	$199,800	$—	$200,000

See Notes to Consolidated Financial Statements.

Clarion Partners Property Trust Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$352,542	$(199,978)
Change in operating assets and liabilities:
Prepaid assets	67,500	(67,500)
Other assets	4,573	(5,081)
Due to affiliates	(424,615)	272,559
Net cash provided by operating activities	—	—

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	200,000	200,000
Cash and cash equivalents, end of period	$200,000	$200,000

SUPPLEMENT TO NONCASH INVESTING ACTIVITY:
Deposit on real estate investment paid by Sponsor directly (recorded in other assets)	$720,000	$—

See Notes to Consolidated Financial Statements.

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

1. Organization and Offering

Clarion Partners Property Trust Inc. (the “Company”) was formed on November 3, 2009 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  Substantially all of the Company’s business will be conducted through CPT Real Estate LP, the Company’s operating partnership (the “Operating Partnership”).  The Company is the sole general partner of the Operating Partnership and has contributed $199,000 to the Operating Partnership in exchange for its general partner interest.  The initial limited partner of the Operating Partnership is CPT OP Partner LLC (“CPT OP Partner”), a wholly owned subsidiary of the Company, which has contributed $1,000 to the Operating Partnership.  As the Company completes the settlement for the purchase orders for shares of its common stock in its continuous public offering, it will transfer substantially all of the net proceeds of the offering to the Operating Partnership. On May 16, 2011, the Company’s Registration Statement on Form S-11, as amended (File No. 333-164777) (the “Registration Statement”), for its initial public offering (the “Offering”) was initially declared effective by the Securities and Exchange Commission (the “SEC”). Neither the Company nor the Operating Partnership has engaged in any significant operations as of September 30, 2012.

The Company was organized to invest primarily in a diversified portfolio of (1) income-producing properties which may include office, industrial, retail, multifamily residential, hospitality and other real property types, (2) debt and equity interests backed principally by real estate (collectively, “real estate related assets”) and (3) cash, cash equivalents and other short-term investments.  As discussed in Note 3, the Company was initially capitalized by issuing 20,000 Class A shares of its common stock to Clarion Partners, LLC (“Clarion Partners” or the “Sponsor”), on November 10, 2009.  The Company’s fiscal year end is December 31.

CPT Advisors LLC (the “Advisor”), a wholly owned subsidiary of Clarion Partners, manages the day-to-day operations of the Company.

The Company is offering to the public, pursuant to its Registration Statement, up to $2,000,000,000 of shares of its common stock in its primary offering and up to $250,000,000 of shares of its common stock pursuant to its distribution reinvestment plan.  The Company is offering to sell any combination of Class A and Class W shares of its common stock with a dollar value up to the maximum offering amount.  The Company may reallocate the shares offered between the primary offering and the distribution reinvestment plan.  From May 16, 2011, the first date on which the Company’s shares were offered for sale to the public (the “Initial Offering Date”), until (1) the Company has received subscriptions, including subscriptions from affiliates of the Company or the Advisor, for at least $10,000,000 in shares (excluding subscriptions received from Pennsylvania and Tennessee investors) (the “Minimum Offering Amount”) and (2) the Company’s board of directors has authorized the release of the escrowed funds to the Company by November 12, 2012 (the “Escrow Period”), the per-share purchase price for shares of the Company’s common stock will be $10.00, plus, for Class A shares only, applicable selling commissions.  Special escrow provisions apply for Pennsylvania and Tennessee investors.  After the close of the Escrow Period, shares will be sold at the Company’s net asset value (“NAV”) per share, plus, for Class A shares only, applicable selling commissions.  Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class.  NAV per share is calculated by dividing a class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.  If (1) the Company does not raise the Minimum Offering Amount by November 12, 2012 or (2) the Company’s board of directors does not determine that it is in the best interest of the stockholders of the Company to cause the proceeds raised in the Offering to be released to the Company within such period so that it may commence operations, the Offering will be terminated and the Company’s escrow agent will promptly send each prospective stockholder a full refund of its investment with interest and without deduction for escrow expenses.  Notwithstanding the foregoing, each prospective stockholder may elect to withdraw its purchase order and request a full refund of its investment with interest and without deduction for escrow expenses at any time during the Escrow Period.  In addition, if the Company raises the Minimum Offering Amount and the proceeds are released to the Company, investors will also receive additional shares of the Company’s common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor’s proceeds were held in the escrow account.

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

As of September 30, 2012, the Minimum Offering Amount had not been raised and, therefore, the Company had not yet commenced significant operations.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are unaudited and include the accounts of the Company, CPT OP Partner and the Operating Partnership.  All significant intercompany balances and transactions are eliminated in consolidation.  The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company.

These condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q of the SEC and should be read in conjunction with the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  Cash equivalents may include cash and short-term investments.  Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of the Company’s cash balance.

Financial Instruments Not Measured at Fair Value

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, other assets and due to affiliates approximate their fair values.

Prepaid Expenses

Prepaid expenses included board of directors fees incurred as of December 31, 2011 that related to future periods.  Any amounts with no future economic benefit are charged to earnings when identified.  As of September 30, 2012, the Company did not have any prepaid expenses.  As a result of the amendment to the advisory agreement discussed in Note 4, all costs funded by the Advisor on behalf of the Company will not be included in the financial statements of the Company until the conclusion of the Escrow Period.

Other Assets

Other assets at September 30, 2012, include a deposit in a real estate investment, paid by the Sponsor on behalf of the Company, for the acquisition of a medical office building.  See Note 4 (Related Party Arrangements) and Note 8 (Subsequent Events) for further details.

Other assets at December 31, 2011 included deferred financing costs, which are the direct costs associated with obtaining financing. Such costs include commitment fees, legal fees and other third-party costs associated with

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

obtaining commitments for financing that result in a closing of such financing.  The Company would amortize these costs into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations, once the loan process is completed.  As a result of the amendment to the advisory agreement discussed in Note 4, all costs funded by the Advisor on behalf of the Company will not be included in the financial statements of the Company until the conclusion of the Escrow Period and all costs recorded at December 31, 2011 were reversed.

Organization, Offering and Operating Costs

Organization and offering expenses (other than selling commissions) include costs and expenses incurred by the Company in connection with the Company’s formation, preparing for the Offering, the qualification and registration of the Offering, and the marketing and distribution of the Company’s shares.  Offering costs will include, but are not limited to the dealer manager and distribution fees, accounting and legal fees (including legal fees of the dealer manager), costs to prepare and update the Registration Statement and the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse the Advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the ING Investments Distributor, LLC (the “Dealer Manager”) for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers.

The Advisor and Dealer Manager have agreed to fund the Company’s organization and offering expenses incurred through the Escrow Period.  The Company will reimburse the Advisor and the Dealer Manager for such expenses ratably on a monthly basis over the period that begins 12 months after the end of the Escrow Period and ends 60 months after the end of the Escrow Period.  The Company will reimburse the Advisor and the Dealer Manager for any offering expenses incurred after the end of the Escrow Period by the Advisor and the Dealer Manager on its behalf as and when incurred; provided, however, that total organization and offering costs (including selling commissions, dealer manager and distribution fees and bona fide due diligence expenses) may not exceed 15% of the gross proceeds from the primary offering.

Organizational expenses will be expensed as incurred.  Offering costs incurred by the Company, the Advisor and their affiliates on behalf of the Company will be deferred and charged against the proceeds of the Offering. Such costs will be treated as a reduction of total proceeds.

The Advisor has funded on behalf of the Company costs totaling $5.8 million through September 30, 2012, comprised of $4.2 million of offering costs, $0.4 million of organizational costs, and $1.2 million of operating expenses.  As a result of the amendment to the advisory agreement discussed in Note 4, all costs funded by the Advisor on behalf of the Company were not included in the financial statements of the Company as such costs will not be a liability of the Company until the conclusion of the Escrow Period.

Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the Company’s taxable year ending December 31 of the year in which the Escrow Period concludes.  In order to maintain the Company’s qualification as a REIT, the Company is required to, among other things, distribute at least 90% of the Company’s REIT taxable income to the Company’s stockholders and meet certain tests regarding the nature of the Company’s income and assets.  As a REIT, the Company will not be subject to federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders.  The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it will be subject to federal

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

income tax on the Company’s taxable income at regular corporate rates.  The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT.  The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions. If the Company does not elect to be taxed as a REIT for the year ended December 31, 2012, it could be subject to federal and state income tax at regular corporate tax rates.

Basic and Diluted Earnings per Common Share

Basic earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during each period.  Diluted earnings (loss) per share includes the effects of potentially issuable common shares, but only if dilutive.  The Company did not have any dilutive shares as of September 30, 2012.

Stock-Based Compensation

The Company has adopted a stock-based long-term incentive award plan for employees, directors, consultants and advisors.  The Company accounts for this plan in accordance with ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all stock-based awards granted.  No stock awards were issued under the plan as of September 30, 2012.

Accounting Standards Updates

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-05 (ASU 2011-05), Presentation of Comprehensive Income, which amends ASC 220 to move the presentation of Other Comprehensive Income from the statement of stockholder’s equity to either a continuous statement of comprehensive income or to two separate consecutive statements.  ASU 2011-05 is effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of ASU 2011-05 and its disclosure requirements for 2012 did not have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04 (ASU 2011-04), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which amends ASC 820 to change certain fair value principles to eliminate differences between US GAAP and IFRS. ASU 2011-05 is effective for interim and annual reporting periods beginning after December 15, 2011.  The adoption of ASU 2011-04 and its disclosure requirements for 2012 did not have a material impact on the Company’s consolidated financial statements.

3. Capitalization

Under the Company’s charter, the Company has the authority to issue 1,000,000,000 shares of its common stock, 700,000,000 of which are classified as Class A shares and 300,000,000 of which are classified as Class W shares, and 50,000,000 shares of preferred stock.  All shares of such stock have a par value of $0.01 per share. On November 10, 2009, Clarion Partners purchased 20,000 Class A shares of the Company’s common stock for total cash consideration of $200,000 to provide the Company’s initial capitalization.  The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan that allows stockholders to have the cash distributions attributable to the class of shares that the stockholder owns automatically invested in additional shares of the same class. Shares are offered pursuant to the Company’s distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution date. Stockholders who elect to participate in the distribution

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company’s common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of its common stock in cash.

Share Redemption Plan

The Company has adopted a redemption plan whereby on a daily basis stockholders may request the redemption of all or any portion of their shares beginning on the first day of the calendar quarter following the conclusion of the Escrow Period.  The redemption price per share will be equal to the Company’s NAV per share of the class of shares being redeemed on the date of redemption.

Under the redemption plan, the total amount of net redemptions during any calendar quarter is limited to shares whose aggregate value (based on the redemption price per share on the day the redemption is effected) is 5% of the combined NAV of both classes of shares, calculated as of the last day of the previous calendar quarter, which means that net redemptions will be limited to approximately 20% of the total NAV in any 12-month period.  The Company uses the term “net redemptions” to mean the excess of share redemptions (capital outflows) over share purchases (capital inflows) in the Offering.  As a result, redemptions will count against the 5% cap during a calendar quarter only to the extent the aggregate value of share redemptions during the quarter exceeds the aggregate value of share purchases in the same quarter.  Thus, on any business day during a calendar quarter, the maximum amount available for redemptions for that quarter will be equal to (1) 5% of the combined NAV of both classes of shares, calculated as of the last day of the previous calendar quarter, plus (2) proceeds from sales of new shares in the Offering (including reinvestment of distributions) since the beginning of the current calendar quarter, less (3) redemption proceeds paid since the beginning of the current calendar quarter. If the quarterly redemption limitation is reached during a given day, the Company will no longer accept redemptions for the remainder of the quarter, regardless of additional share purchases by investors in the Offering for the remainder of such quarter.

On the first day following any quarter in which the Company has reached that quarter’s volume limitation for redemptions, unless the Company’s board of directors determines to suspend the redemption plan, the redemption plan will automatically and without stockholder notification, resume.

While there is no minimum holding period, shares redeemed within 365 days of the date of purchase will be redeemed at the Company’s NAV per share of the class of shares being redeemed on the date of redemption less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. The Company may waive the short-term trading discount (1) with respect to redemptions resulting from death or qualifying disability or (2) in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain a minimum balance of $2,000.

In the event that any stockholder fails to maintain a minimum balance of $2,000 of shares of common stock, the Company may redeem all of the shares held by that stockholder at the redemption price per share in effect on the date it is determined that the stockholder has failed to meet the minimum balance, less the short-term trading discount of 2%, if applicable. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company’s NAV.

The Company’s board of directors has the discretion to suspend or modify the share redemption plan if (1) it determines that such action is in the best interests of the Company’s stockholders, (2) it determines that it is necessary due to regulatory changes or changes in law or (3) it becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed.  In addition, the Company’s board of directors may suspend the offering, including the share redemption plan, if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of the Company’s assets.

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

4. Related Party Arrangements

Advisory Agreement

The Company will pay the Advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 0.90% of the Company’s NAV for each class for such day and (2) a performance component calculated for each class on the basis of the total return to stockholders of the class in any calendar year, such that for any year in which the Company’s total return per share allocable to such class exceeds 6% per annum, the Advisor will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year.  The fixed component of the advisory fee is payable quarterly in arrears and the performance component is payable annually in arrears.  In the event the Company’s NAV per share for either class or common stock decreases below $10.00, any increase in NAV per share to $10.00 with respect to that class will not be included in the calculation of the performance component.  The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceed the greater of: (1) 2% of its average invested assets; or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

On February 24, 2012, the Company entered into an amendment to the advisory agreement.  Prior to the execution of this amendment, the Advisor had agreed to fund the Company’s offering and organization expenses through the Escrow Period.  The Company had agreed to reimburse the Advisor for these expenses ratably on a monthly basis over the period that ends 60 months after the end of the Escrow Period.  However, as a result of the amendment to the advisory agreement, all costs, including organization, offering and operating expenses, funded by the Advisor on behalf of the Company through the conclusion of the Escrow Period will be reimbursed ratably on a monthly basis over the period that begins 12 months after the end of the Escrow Period and ends 60 months after the end of the Escrow Period. Expenses will only be payable by the Company at the conclusion of the Escrow Period. Operating expenses include, without limitation, director compensation and legal, accounting, tax and consulting fees. All costs funded by the Advisor on behalf of the Company were not included in the consolidated financial statements of the Company as such costs will not be a liability of the Company until the conclusion of the Escrow Period.

 The Advisor has funded on behalf of the Company costs totaling $5.8 million through September 30, 2012, which is comprised of $4.2 million of offering costs, $0.4 million of organizational costs, and $1.2 million of operating expenses.

Dealer Manager Agreement

The Company has entered into a dealer manager agreement with the Dealer Manager pursuant to which the Dealer Manager will perform the dealer manager function for the Offering.  For these services, the Dealer Manager will earn selling commissions of up to 3% of the total price per share of the Class A shares purchased in the primary offering. Pursuant to separately negotiated agreements, the Dealer Manager will engage and pay the selling commissions it receives to broker-dealers participating in the Offering.  No selling commissions will be paid for Class W shares or for sales under the distribution reinvestment plan.

The Company will pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of the Company’s NAV for each share class for such day.  The dealer manager fee will be payable quarterly in arrears.  The Dealer Manager, in its sole discretion and based on factors set forth in the participating broker-dealer agreement, may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of the Company’s NAV to participating broker-dealers.  In the event the Dealer Manager reallows less than all of the reallowable portion of the dealer manager fee, the fee paid to the Dealer Manager will be reduced in part.

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

The Company will also pay the Dealer Manager, with respect to Class A shares only,  a distribution fee that accrues daily in an amount equal to 1/365th of 0.50% of the Company’s NAV for the Class A shares for such day. The distribution fee is not payable with respect to Class W shares. The distribution fee will be payable in arrears on a quarterly basis.  The Dealer Manager will reallow the distribution fee to participating broker-dealers as marketing fees or to defray other expense related to the distribution of the Class A shares and ongoing stockholder services.

Deposit in Real Estate Investment

CPPT Darien LLC (“CPPT Darien”), a wholly owned subsidiary of the Company, was incorporated under the laws of the State of Delaware on September 13, 2012.  The entity was formed to acquire, own and operate an 18,754 square foot medical office building located in Darien, Connecticut (the “Darien Property”).  On September 13, 2012, CPPT Darien entered into a purchase and sale agreement (the “Purchase Agreement”) to purchase the Darien Property for $7,200,000, exclusive of closing costs.  Pursuant to the Purchase Agreement, CPPT Darien was required to pay an initial earnest money deposit of $720,000, which is recorded in other assets on the consolidated balance sheets.  The Sponsor paid the initial earnest money deposit on behalf of CPPT Darien.  CPPT Darien completed the acquisition of the Darien Property on October 31, 2012.  See Note 8 (Subsequent Events) for further details.

5.  Incentive Award Plan

The Clarion Partners Property Trust Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”) was adopted by the Company’s board of directors on September 22, 2010, and provides for the grant of equity awards to employees, directors, consultants and advisors.  Subject to adjustment as set forth in the Long-Term Incentive Plan, the aggregate number of shares reserved and available for issuance is 4,000,000, not to exceed 2% of the Company’s total outstanding shares as of the date of any proposed grant. The vesting period of stock-based awards will be determined by the Company’s board of directors or a committee thereof, and the exercise term will be limited to ten years.

Subject to availability under the Long-Term Incentive Plan and among other restrictions as described in the Clarion Partners Property Trust Inc. Independent Directors Compensation Plan, which operates as a subplan of the Long-Term Incentive Plan, each independent director will receive an initial grant of 5,000 Class A shares of restricted stock (the “Initial Restricted Stock Grant”) on the date that the Company issues 15,000,000 shares of stock.  Each new independent director that subsequently joins the board of directors will receive the Initial Restricted Stock Grant on the date he or she joins the board. Each restricted stock grant issued following the Initial Restricted Stock Grant will generally vest on the first anniversary of the grant date, except that the Initial Restricted Stock Grant will vest on the day immediately preceding the first annual stockholders meeting held after the date that the Company issues 15,000,000 shares of stock.

No stock awards were issued under the Long-Term Incentive Plan as of September 30, 2012.

6. Distributions

The Operating Partnership’s limited partnership agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by the Company, as the general partner.

7. Economic Dependency

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common stock, asset acquisition and

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

disposition decisions and other general and administrative responsibilities.  In the event that the Advisor or the Dealer Manager is unable to provide such services, the Company would be required to find one or more alternative service providers.

8. Subsequent Events

On October 4, 2012, the Sponsor, on behalf of CPPT Darien, paid an additional earnest money deposit of $720,000 for a total deposit of $1,440,000, which was applied towards the purchase price of the Darien Property at closing on October 31, 2012.  The Company partially funded the acquisition of the Darien Property with proceeds from a $3,960,000 first mortgage loan secured by the Darien Property.

On October 17, 2012, the Company entered into the Second Amended and Restated Escrow Agreement (the “Escrow Agreement”) by and among the Company, the Dealer Manager, and BNY Mellon Investment Servicing (US) Inc.  The Escrow Agreement was entered into in order to allow for the proceeds from the sale of shares of the Company’s common stock in a private placement to be eligible towards the Minimum Offering Amount.

On October 17, 2012, the Company entered into a subscription agreement with Clarion Partners CPPT Coinvestment, LLC, a wholly owned subsidiary of the Sponsor, for the purchase of 1,020,000 shares of the Company’s Class W common stock for $10.00 per share, or $10,200,000 in the aggregate, pursuant to a private placement.

On September 20, 2012, CPPT Lehigh LLC (“CPPT Lehigh”), a wholly owned subsidiary of the Company, was incorporated under the laws of the State of Delaware.  The entity was formed to enter into a joint venture with LIT Industrial Limited Partnership, a Delaware limited partnership (“LIT”). LIT is owned by Lion Industrial Trust, a privately held REIT managed by the Sponsor. On October 18, 2012, CPPT Lehigh and LIT entered into a joint venture agreement for LIT/CPPT Lehigh Venture LLC (the “Venture”) to own and operate the property known was Lehigh Valley South, a 315,000 square feet industrial building located in Lower Macungie, Pennsylvania (“Lehigh Valley South”). The Venture was incorporated under the laws of the State of Delaware on September 24, 2012.  CPPT Lehigh contributed $9,843,750 in cash to the Venture, and LIT contributed its 50% ownership interest in Lehigh Valley South to the Venture for a total purchase price of $19,687,500, exclusive of closing costs.  Lehigh Valley South was acquired by the Venture on October 18, 2012.  On October 25, 2012, the Venture closed on a $10,400,000 mortgage loan secured by Lehigh Valley South.  The Company received financing proceeds of $5,097,314, of which $1,440,000 was used to reimburse the Sponsor for the earnest money deposit on the Darien Property.

On October 31, 2012, the Company’s board of directors authorized and declared cash distributions for the period from November 1, 2012 through December 31, 2012 (the “Distribution Period”) for each share of the Company’s Class A and Class W common stock outstanding as of December 28, 2012.  The distributions will be paid on January 2, 2013.  Holders of Class W shares will receive an amount equal to $0.09167 per share and holders of Class A shares will receive an amount equal to $0.09167 per share less an amount calculated at the end of the distribution period equal to the class-specific expenses incurred during the Distribution Period that are allocable to each Class A share.

On November 1, 2012, following the authorization by the Company’s board of directors, the Company’s escrow agent released to the Company all of the Offering proceeds in the escrow account (other than proceeds from Pennsylvania and Tennessee investors) totaling $1,460,713.

On November 5, 2012, the Company entered into an Expense Support Agreement with the Sponsor (the “Expense Support Agreement”).  Pursuant to the terms of the Expense Support Agreement, commencing with the quarter ending December 31, 2012 and on a quarterly basis thereafter, the Sponsor may, in its sole discretion, reimburse the Company for, or pay on behalf of the Company, all or a portion of the Company’s total operating expenses and organizational and offering expenses for any calendar quarter (“Expense Payments”).   In the event

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

that the Sponsor makes any Expense Payments, the Company will have no obligation to reimburse the Sponsor for such Expense Payments unless and until the Company has raised at least $350,000,000 in aggregate gross proceeds from the Offering. Specifically, after the Company has received at least $350,000,000 in aggregate gross proceeds from the Offering, the Company will be required to pay up to $250,000 per quarter thereafter to the Sponsor (each, a “Reimbursement Payment”) until all Expense Payments received by the Company have been reimbursed to the Sponsor.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations (“MD&A”) is intended to provide the reader with information that will assist in understanding our financial statements and the reasons for changes in key components of our financial statements from period to period.  MD&A also provides the reader with our perspective on our financial position and liquidity, as well as certain other factors that may affect our future results.  Our MD&A should be read in conjunction with our accompanying financial statements and the notes thereto.  As used herein, the terms “we,” “our” and “us” refer to Clarion Partners Property Trust Inc., a Maryland corporation, and, as required by context, CPT Real Estate LP (the “Operating Partnership”), a Delaware limited partnership.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements.  These statements are only predictions.  We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•                  the fact that we have no significant operating history;

•                  our ability to raise capital in our continuous public offering;

•                  our ability to deploy effectively the proceeds we raise in our offering of common stock;

•                  changes in economic conditions generally and the real estate market specifically;

•                  legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts);

•                  the availability of credit;

•                  interest rates; and

•                  changes to generally accepted accounting principles in the United States.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed on any forward-looking statements included herein.  All forward-looking statements are made as of the date this quarterly report is filed with the Securities and Exchange Commission (the “SEC”), and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time.  Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements made herein, whether as a result of new information, future events, changed circumstances or any other reason.

All forward-looking statements included herein should be read in light of the factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Overview

Clarion Partners Property Trust Inc. was formed as a Maryland corporation on November 3, 2009 for the purpose of investing primarily in a diversified portfolio of income-producing real estate properties and other real estate related assets.  We intend to elect and qualify to be treated as a REIT beginning with the taxable year in which our escrow period concludes.  We intend to conduct substantially all of our investment activities and own all of our assets through our operating partnership, of which we are the sole general partner.  The initial limited partner of our operating partnership is CPT OP Partner LLC, our wholly owned subsidiary.  We have engaged CPT Advisors LLC, our advisor, to manage our day-to-day operations and our portfolio of properties and real estate related assets.  On November 10, 2009, Clarion Partners, LLC, our sponsor, provided our initial capitalization by purchasing 20,000 Class A shares of our common stock for total cash consideration of $200,000.

On May 16, 2011, the initial offering date, our registration statement on Form S-11 (File No. 333-164777) for our initial public offering was initially declared effective by the SEC.  The registration statement covers our initial public offering of up to $2,250,000,000 of shares of our common stock, consisting of up to $2,000,000,000 of shares in our primary offering and up to $250,000,000 of shares pursuant to our distribution reinvestment plan.  We may reallocate the shares offered between our primary offering and our distribution reinvestment plan. We are offering to the public any combination of two classes of shares of our common stock, Class A shares and Class W shares.

From the initial offering date until (1) we have received subscriptions for at least $10,000,000 in shares, including subscriptions received from affiliates of our company and our advisor, but excluding subscriptions received from Pennsylvania and Tennessee investors, and (2) the board of directors has authorized the release of the escrowed funds to us (to occur no later than November 12, 2012), the per-share purchase price for shares of our common stock will be $10.00, plus, for Class A shares only, applicable selling commissions.  Special escrow requirements apply for Pennsylvania and Tennessee investors.

If (1) we do not raise the minimum public offering amount by November 12, 2012, or (2) our board of directors does not determine to cause the proceeds raised in the offering to be released to us within such period so that we may commence operations, the offering will be terminated and our escrow agent will promptly send each subscriber a full refund of its investment with interest and without deduction for escrow expenses.  Notwithstanding the foregoing, each subscriber may elect to withdraw its purchase order and request a full refund of its investment with interest and without deduction for escrow expenses at any time during the escrow period.

After the close of the escrow period, shares will be sold at our NAV per share for the applicable class of shares, plus, for Class A shares only, applicable selling commissions.  Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class.

As of September 30, 2012, we had not received sufficient subscriptions to meet the minimum offering amount and, therefore, we had not yet commenced significant operations.

On November 1, 2012, following the approval of our board of directors, we broke escrow and had received a total of $11,860,713 in proceeds from the sale of shares of our common stock.

Results of Operations

We are a recently formed company and have no significant operating history. We are dependent upon proceeds received from the offering to conduct our proposed activities. In addition, we currently do not own any properties or real estate related assets.  The capital required to purchase any property or real estate related asset will be obtained from the offering proceeds and from any indebtedness that we may incur in connection with the acquisition of any property or thereafter.  Thus, our results of operations for the quarter ended September 30, 2012 are not indicative of those expected in future periods.

Our advisor and dealer manager have agreed to fund our organization and offering expenses incurred on our behalf through the escrow period.  In addition, our advisor agreed to fund our operating expenses through the escrow period, including, without limitation, director compensation and legal, accounting, tax and consulting fees.  We will reimburse our advisor and our dealer manager for these expenses ratably on a monthly basis over the period that begins 12 months after the end of the escrow period and ends 60 months after the end of the escrow period.  We will reimburse our advisor and our dealer manager for any offering expenses incurred after the end of the escrow period by our advisor and our dealer manager on our behalf as and when incurred.

Our advisor has funded our organization costs, offering costs and operating expenses totaling approximately $5.8 million through September 30, 2012.  As a result of the amendment to the advisory agreement, all costs funded by the advisor on our behalf will not be included in our financial statements until the conclusion of the escrow period as such costs will not be a liability to us until the conclusion of the escrow period.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied.  Failing to qualify as a REIT could materially and adversely affect our net income.

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to redeem shares of our common stock pursuant to our redemption plan, to pay our offering and operating fees and expenses and to pay interest on any indebtedness we may incur.  We anticipate our offering and operating fees and expenses will include, among other things, the advisory fee that we will pay to our advisor, the dealer manager fee and distribution fee we will pay to our dealer manager, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our properties.

Our advisor will incur certain of these expenses and fees, for which we will reimburse our advisor, subject to certain limitations.  We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for employees whose primary job function relates to our business; provided, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers.

Over time, we generally intend to fund our cash needs for items, other than asset acquisitions and related asset improvements, from operations.  Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption or incurrence of debt.  We expect to obtain a credit facility, but have not executed definitive loan documentation with any lender regarding a line of credit.  We may obtain a line of credit to fund acquisitions, to redeem shares pursuant to our redemption plan and for any other corporate purpose. If we obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions.  Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

Other potential future sources of capital include secured or unsecured financings from banks or other lenders and proceeds from the sale of assets.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Borrowing Policies

We intend to use a conservative amount of financial leverage to provide additional funds to support our investment activities.  We expect that after we have acquired a substantial portfolio of diversified investments, our leverage ratio will be approximately 35% to 40% of the gross value of our assets, inclusive of property and entity level debt.  During the period when we are beginning our operations, we will employ greater leverage in order to more quickly build a diversified portfolio of assets.  Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.  Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment.  Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors.  As of September 30, 2012, we had no outstanding long-term indebtedness.

Critical Accounting Policies

Our consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of our financial statements requires management to use judgment in the application of such policies. Such judgment affects the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.  A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2011. There have been no significant changes to our policies during 2012.

Accounting Standards Update

The Accounting Standards Updates are discussed in Note 2, “Summary of Significant Accounting Policies — Accounting Standards Updates” in the accompanying consolidated financial statements.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk.

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations.  We may also be exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans.  Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs.  We may manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on our operations.  When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

Our disclosure controls and procedures include our controls and other procedures designed to provide reasonable assurance that information required to be disclosed in this and other reports filed under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the required time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosures.  It should be noted that no system of controls can provide complete assurance of achieving a company’s objectives and that future events may impact the effectiveness of a system of controls.

Our chief executive officer and chief financial officer, together with other members of our management, after conducting an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act), concluded that our disclosure controls and procedures were effective as of September 30, 2012 at a reasonable level of assurance.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1.  Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

There have been no material changes from the risk factors disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

During the period covered by this Quarterly Report, we did not sell any equity securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and we did not repurchase any of our securities.

On May 16, 2011, our Registration Statement (SEC File No. 333-164777) covering our initial public offering was declared effective under the Securities Act, and we commenced our offering on that date. Pursuant to the Registration Statement, we are offering up to $2,000,000,000 of shares of common stock in the primary offering and up to $250,000,000 of shares of common stock pursuant to our distribution reinvestment plan.  We are offering to sell any combination of Class A and Class W shares with a dollar value up to the maximum offering amount. We may reallocate the shares offered between the primary offering and the distribution reinvestment plan. ING Investments Distributor, LLC is serving as the dealer manager for the offering.  As of September 30, 2012, our escrow agent had not received sufficient offering proceeds to meet the minimum offering amount of $10,000,000 and, therefore, we had not issued any shares or paid any commissions or fees for the distribution of the shares pursuant to the public offering. We intend to use the net proceeds from the offering, which are not used to pay the fees and other expenses attributable to our operations: (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness; and (3) to fund redemptions under our redemption plan.

 Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index (following the signatures section of this Quarterly Report) are included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clarion Partners Property Trust Inc.

Date: November 14, 2012	By:	/s/ Edward L. Carey
Edward L. Carey
Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2012	By:	/s/ Amy L. Boyle
Amy L. Boyle
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit	Description
3.1	Third Articles of Amendment and Restatement (filed as Exhibit 3.1 to Form 8-K (File No. 333-164777) filed October 23, 2012 and incorporated herein by reference).

3.2	Bylaws (filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-164777) filed on February 8, 2010 and incorporated herein by reference).

4.1

Form of Distribution Reinvestment Plan (filed as Appendix B to the prospectus in Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-164777) filed on April 11, 2012 and incorporated herein by reference).

4.2

Form of Subscription Eligibility Form for Non-Retirement Accounts (filed as Exhibit 4.2 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-164777) filed on April 11, 2012 and incorporated herein by reference).

4.3

Form of Subscription Eligibility Form for Retirement Accounts (filed as Exhibit 4.2 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-164777) filed on April 11, 2012 and incorporated herein by reference).

10.1

Purchase and Sale Agreement, dated and effective as of September 13, 2012, by and between SHR1 LLC and CPPT Darien LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 3330164777) filed on November 6, 2012 and incorporated herein by reference).

31.1*	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition

*Filed herewith.

** As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.